Exhibit 99.1

FORM OF REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on ________, 2018

COMMUNITY FIRST BANCORP, INC.

432 East Main Street

Reynoldsville, Pennsylvania 15851

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints _________and ________, and each of them, as proxies, with full power of substitution, to represent and vote, all of the shares of Community First Bancorp, Inc.’s (“Community First”) common stock held of record by the undersigned on _________, 2018, at the Special Meeting of the Shareholders to be held at Operations Center of Community First Bank, located at 432 East Main Street, Reynoldsville, Pennsylvania 15851 on _____, 2018, at _____ a.m., local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND “FOR” ALL OTHER PROPOSALS.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the Board of Directors of Community First.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Information Statement/Prospectus dated ______, 2018, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, by providing written notification to the secretary of Community First and voting in person.

PROPOSAL 1: To approve and adopt the Agreement and Plan of Merger dated as of May 24, 2018, by and between Emclaire Financial Corp (“Emclaire”) and Community First, pursuant to which Community First will merge with and into Emclaire, as more fully described in the proxy statement/information statement/prospectus, and thereby approve all transactions in connection therewith.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 2: To authorize the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt and approve the merger proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors Recommends a Vote For each of the Proposals

Dated: _______________________, 2018

Signature of Shareholder

Signature of Shareholder

This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Meeting Attendance
Mark box to the right if ☐
you plan to attend the
Annual Meeting.